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                                      Exhibit 11
                                       QAD Inc.
        Primary and Pro Forma Earnings Per Common and Common Equivalent Share
                      Three Months Ended July 31, 1997 and 1996
                       (In thousands, except per share amounts)

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                                                                  Three Months Ended
                                                           July 31, 1997       July 31, 1996
Net Income                                                     $  741            $  3,513
  Add:
    Interest expense on purchased debt                            488                 383
                                                             --------            --------
Proforma Net Income                                          $  1,229            $  3,897


EARNINGS PER COMMON AND COMMON EQUIVALENT
SHARE - PRIMARY
  Weighted Average Common Shares
    Outstanding                                                22,505              21,141
  Weighted Average Shares of Common Stock
    and equivalents issued during the 12
    months preceding the initial public offering                  761                 761
  Stock Options                                                   849               1,244
                                                             --------            --------
Common and Common Equivalent Shares                            24,115              23,146

Net earnings per share - Primary                              $  0.03             $  0.15
                                                             --------            --------
                                                             --------            --------

EARNINGS PER COMMON AND COMMON EQUIVALENT
SHARE - PROFORMA

  Weighted Average Common Shares
    Outstanding                                                28,255              26,891
  Stock Options                                                   849               1,244
                                                             --------            --------
Common and Common Equivalent Shares                            29,104              28,135

Net earnings per share - Proforma                             $  0.04             $  0.14
                                                             --------            --------
                                                             --------            --------


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